Exhibit 99.1

Teladoc Health Previews First-Quarter

2020 Results

PURCHASE, NY, April 14, 2020 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today announced preliminary financial and operating results for its first quarter ended March 31, 2020. The preliminary results are subject to completion of the company’s quarterly financial reporting process and are based on present circumstances.

As a result of the global outbreak of COVID-19, Teladoc Health has experienced an unprecedented surge in demand for its services. The company is now routinely providing in excess of 20,000 virtual medical visits per day in the United States, representing an increase of over 100% as compared to the first week of March. As a mission driven organization, Teladoc Health has stepped up in this time of need to address physical delivery system limitations to ensure that those in need have access to high quality care from a physician.

The performance of Teladoc Health’s technology platform has been exceptional, and the company has responded to the rising demand with a number of initiatives. These initiatives include streamlining the company’s provider onboarding process to rapidly expand new physician capacity, enhancing visit queue algorithms, and temporarily increasing physician compensation in certain cases to ensure the company’s clients and members have access to high-quality physician care in as timely a manner as possible during the COVID-19 pandemic. These efforts have combined to significantly expand the number of active providers, while greatly enhancing the productivity of our existing network of physicians.

As the majority of Americans have seen their communities come under orders to shelter in place, more than 60 percent of current Teladoc Health visits are with members who are new to the platform, seeking care ranging from possible COVID-19 infections to non-respiratory ailments, in an effort to avoid traveling in their communities and stay away from a clogged brick and mortar health care system.

“Our first priority is to ensure that every patient who comes to us receives the high-quality medical care they need,” said Jason Gorevic, chief executive officer of Teladoc Health. “The Teladoc Health team and platform are performing extremely well as more consumers, employers and hospital systems rely on us during this unprecedented time. Virtual care is playing a central role during this crisis, when the traditional healthcare system is under intense pressure, and I am confident that role will only continue to expand.

Update on First Quarter 2020 Outlook

Teladoc Health now anticipates revenue for the first quarter of 2020 to be in the range of $180-181 million, compared to $129 million in the first quarter of 2019. Adjusted EBITDA for the first quarter is expected to be in the range of $10-11 million, compared to $1.2 million in the first quarter of 2019. Total visit volume is expected to exceed 1.8 million visits in the first quarter of 2020, representing growth of approximately 70% as compared to the first quarter of 2019.

Expected results for the first quarter of 2020 include additional expenses estimated at $4 million, associated with the company’s incremental investments in its physician network in response to the global outbreak of COVID-19, which is expected to impact reported gross margin and adjusted EBITDA margin during the quarter.

The ultimate impact of COVID-19, including the impact on the company’s volume growth and investments in our physician network, is highly uncertain and will depend on many factors, including the length of time that the pandemic continues, its impact on the global economy, and its effect on the demand for the company’s services.

Teladoc Health anticipates providing full financial results for the quarter ended March 31, 2020 and an updated financial outlook on April 29, 2020.

Conference Call

Management will host a conference call and webcast on Tuesday, April 14, 2020, at 5:00 p.m. EST. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and referencing Teladoc Health, or via live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,400 employees, the organization delivers care in more than 175 countries and in more than 40 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, the impact of COVID-19, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, the impact of COVID-19 and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; (v) changes to our abilities to recruit and retain qualified providers into our network; and (vi) the impact of COVID-19 on our operations, demand for our services and general economic conditions, as well as orders, directives and legislative action by local, state and federal governments in response to the spread of COVID-19. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use gross margin, EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

Gross margin is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization shown separately) as a percentage of our total revenue. We believe that it provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, gain on sale and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term gross margin, EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Gross margin, EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Gross margin has been and will continue to be affected by a number of factors, including the fees we charge our Clients, the number of visits and cases we complete the costs paid to Providers and medical experts as well as the costs of our provider network operations center;

•	Gross margin does not reflect the significant depreciation and amortization to cost of revenue;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;

•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;

•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;

•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;

•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and gross margin, EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using gross margin, EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of gross margin, EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com